Exhibit 10.2
AMENDMENT NUMBER SIX
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2025 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Vice President, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”);

WHEREAS, L3Harris has recognized the International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW) and its Local 967 (the “Union”) as the collective bargaining agent for its Mission Integration Division—Greenville Business Unit and entered into a collective bargaining agreement with the Union which was ratified on June 28, 2025 (the “CBA”);

WHEREAS, in connection with ratification of the CBA, employees who are subject to the CBA and who were actively employed at the time of such ratification are being paid a ratification bonus in the amount of $3,000 on July 25, 2025 (or, in the case of such an employee on leave of absence on July 25, 2025, following such employee’s return from leave) (the “Ratification Bonus”); and

WHEREAS, the Head of Global Benefits desires to amend the Plan to provide that the Ratification Bonus shall be eligible for deferral and match under the Plan.

NOW, THEREFORE, BE IT RESOLVED, that Appendix 8, “Other Specified Groups,” as related to the Mission Integration Division—Greenville Business Unit as represented by the Union, hereby is amended to read as follows, effective as of July 25, 2025:

Bargaining Unit/Specified Group	Maximum Deferral Percentage	Match Eligibility	MATCH FORMULA	Match on Catch-Up	Other Employer Contributions	Plan Expenses	Ratification bonus
Mission Integration Division Business Unit (2012)
Mission Integration Division—Greenville, International Union, United Automobile Aerospace and Agricultural Implement Workers of America (UAW) and its Local 967(200)
	Base Plan	Base Plan	100% of 5% if participant in Company pension plan; otherwise, 100% of 6%	No	No	Base Plan	$3,000 bonus payable in connection with ratification of CBA contract on June 28, 2025 is Compensation eligible for deferral and match in accordance with Base Plan terms and this Appendix 8. The $3,000 ratification bonus shall be subject to a special stand-alone deferral election for (i) Participants actively employed on July 25, 2025 and (ii) Participants who are not actively employed on July 25, 2025 due to leave of absence but who upon their return from leave are paid their $3,000 ratification bonus via a batch process to occur no later than the end of the calendar year of their return. Participants who are not actively employed on July 25, 2025 due to leave of absence but who upon their return from leave choose to receive their $3,000 ratification bonus as soon as practicable following their return, rather than via the batch process, will not be offered a special stand-alone deferral election for the ratification bonus (the general deferral election on file under the Plan will be given effect).

APPROVED by the HEAD OF GLOBAL BENEFITS on this 16 day of September, 2025.

/s/ Allison Lynn
Allison Lynn
Vice President, Global Benefits, Global Total Rewards

SIGNATURE PAGE TO AMENDMENT NUMBER SIX
TO RETIREMENT SAVINGS PLAN